As filed with the Securities and Exchange Commission on February 27, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CNS Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Nevada	82-2318545
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2100 West Loop South, Suite 900
Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

CNS Pharmaceuticals, Inc. 2020 Equity Plan (Amended and Restated)

(Full title of the plans)

Rami Levin

Chief Executive Officer

2100 West Loop South, Suite 900

Houston, Texas 77027

(800) 946-9185

(Name and address of agent for service)

Copies to:

Cavas S. Pavri, Esq.

Johnathan C. Duncan, Esq.

ArentFox Schiff LLP

1717 K Street, NW

Washington, DC 20006

(202) 724-6847

Facsimile: (202) 778-6460

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by CNS Pharmaceuticals, Inc. (the “Registrant”), to register an additional 115,032 shares (the “Additional Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), that may be issued pursuant to the CNS Pharmaceuticals, Inc. 2020 Equity Plan, as amended and restated (the “2020 Plan”).

The Additional Shares are an incremental increase to the number of shares of Common Stock previously registered for issuance under the 2020 Plan pursuant to the Company’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on November 22, 2023 (file no. 333-275699) and July 22, 2020 (file no. 333-239998) (collectively, the “Prior Registration Statements”). This Registration Statement relates to securities of the same class as that to which each of the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Prior Registration Statements, except to the extent supplemented or amended or superseded by the information set forth or incorporated herein.

The shares of Common Stock registered by the foregoing Registration Statements on Form S-8 have been adjusted to give effect to, in each case as appropriate, (i) the Registrant’s 1-for-50 reverse stock split of the issued and outstanding shares of Common Stock effective as of June 4, 2024, (ii) the Registrant’s 1-for-50 reverse stock split of the issued and outstanding shares of Common Stock effective as of February 21, 2025, and (iii) the Registrant’s 1-for-12 reverse stock split of the issued and outstanding shares of Common Stock effective as of July 22, 2025.

2

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

(a) The Registrant’s Annual Report on Form 10-K and any amendments on Form 10-K/A for the year ended December 31, 2024 (filed on March 31, 2025, and April 30, 2025);

(b) The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025 (filed on May 15, 2025), for the quarter ended June 30, 2025 (filed on August 14, 2025), and for the quarter ended September 30, 2025 (filed on November 14, 2025);

(c) The Registrant’s Current Reports on Form 8-K and any amendments on Form 8-K/A filed on: January 3, 2025 (other than Item 7.01 thereof), February 21, 2025, March 20, 2025, March 31, 2025, May 15, 2025, July 22, 2025, November 21, 2025, December 17, 2025, and February 17, 2026;

(d) The Registrant’s Definitive Proxy Statement on Schedule 14A filed on October 24, 2025; and

(e) The description of our common stock, par value $0.001 per share contained in our Registration Statement on Form 8-A, dated and filed with the SEC on November 5, 2019, and any amendment or report filed with the SEC for the purpose of updating the description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

3

Item 8.	Exhibits.

The following exhibits are filed as a part of or incorporated by reference into this Registration Statement:

Exhibit No.	Description of Exhibit

4.1	Amended and Restated Articles of Incorporation of CNS Pharmaceuticals, Inc. (incorporated by reference to Exhibit 2.1 to the Form 1-A, as amended (file no. 024-10855), filed with the Commission on June 15, 2018)
4.2	Certificate of Amendment to the Amended and Restated Articles of Incorporation of CNS Pharmaceuticals, Inc., filed with the Secretary of State of the State of Nevada (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on November 28, 2022)
4.3	Certificate of Amendment to the Amended and Restated Articles of Incorporation of CNS Pharmaceuticals, Inc., filed with the Secretary of State of the State of Nevada (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on May 3, 2024)
4.4	Certificate of Amendment to the Amended and Restated Articles of Incorporation of CNS Pharmaceuticals, Inc., filed with the Secretary of State of the State of Nevada (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on June 5, 2024)
4.5	Certificate of Change filed with the State of Nevada (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on June 5, 2024)
4.6	Certificate of Change filed with the State of Nevada (incorporated by reference to Exhibit 3.1 of the Form 8-K filed July 22, 2025)
4.7	Certificate of Amendment to the Amended and Restated Articles of Incorporation of CNS Pharmaceuticals, Inc., filed with the Secretary of State of the State of Nevada (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on November 21, 2025)
4.8	Amended and Restated Bylaws of CNS Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on August 15, 2023)
4.9	CNS Pharmaceuticals, Inc. 2020 Equity Plan (as amended and restated on November 17, 2025) (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Commission on November 21, 2025)
5.1#	Opinion of ArentFox Schiff LLP
23.1#	Consent of MaloneBailey, LLP
23.2#	Consent of ArentFox Schiff LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in the signature pages of this Registration Statement)
107#	Filing Fee Table

# Filed herewith.

4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, Texas, on February 27, 2026.

CNS PHARMACEUTICALS, INC.

By:	/s/ Rami Levin
Rami Levin
Chief Executive Officer, President and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Rami Levin and Christopher Downs, or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that such attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Rami Levin	Chief Executive Officer, President and Director	February 27, 2026
Rami Levin	(Principal Executive Officer)

/s/ Christopher Downs	Chief Financial Officer	February 27, 2026
Christopher Downs	(Principal Financial and Accounting Officer)

/s/ Jerzy (George) Gumulka	Director	February 27, 2026
Jerzy (George) Gumulka

/s/ Jeffry R. Keyes	Director	February 27, 2026
Jeffry R. Keyes

/s/ Faith L. Charles	Director	February 27, 2026
Faith L. Charles

/s/ Bettina Cockroft	Director	February 27, 2026
Bettina Cockroft

/s/ Amy Mahery	Director	February 27, 2026
Amy Mahery

5